UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/15/2006

NATCO GROUP INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15603

DE	222906892
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2950 North Loop West, Suite 700, Houston, TX 77092
(Address of principal executive offices, including zip code)

713-683-9292
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

NATCO Group Inc. awards annual cash bonus incentive opportunities under its annual bonus plans to senior executives and other key employees. The amount of an executive's bonus opportunity, which is expressed as a percentage of base salary, depends primarily on that individual's position and responsibilities. The range of these percentages for our executive officers is from 35% to 75%.

The Governance, Nominating and Compensation Committee, or GNC Committee, of our Board of Directors determined the payout under NATCO's 2005 bonus plan to senior executives and other key employees effective March 15, 2006. The senior executive officers of the Company constituting "named executive officers" under applicable law and regulations that were awarded such bonuses, and the amounts of such bonuses are set forth below. The bonuses were distributed in March 2006.

The cash bonuses paid in March 2006 under the 2005 bonus plan for our named executive officers are as follows:

Name                                  Position                                             2005 Annual Cash Bonus
John U. Clarke                    Chief Executive Officer                           $          450,000
Patrick M. McCarthy           President                                                $          250,000
Richard W. FitzGerald        Senior VP & Chief Financial Officer      $          150,000
C. Frank Smith                    Executive Vice President                        $          115,000
Robert A. Curcio                 Senior Vice President                              $          167,000

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATCO GROUP INC.

Date: March 20, 2006	By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald
Senior Vice President & Chief Financial Officer